Exhibit 99(a)(1)(C)

NOTICE OF WITHDRAWAL
REGARDING SHARES HELD IN
MONROE CAPITAL INCOME PLUS CORPORATION

TENDERED PURSUANT TO THE OFFER TO PURCHASE
DATED FEBRUARY 28, 2025

THE WITHDRAWAL RIGHTS WILL EXPIRE AT,
AND THIS NOTICE OF WITHDRAWAL MUST BE RECEIVED BY
MONROE CAPITAL INCOME PLUS CORPORATION BEFORE,
11:59 P.M., EASTERN TIME, ON MARCH 27, 2025, UNLESS THE OFFER IS EXTENDED.

COMPLETE THIS NOTICE OF WITHDRAWAL AND RETURN BY E-MAIL, MAIL, COURIER, OR PERSONAL DELIVERY AS FOLLOWS:

If using e-mail:	AIProcessing@umb.com*

If using overnight mail:	If using standard mail:

Monroe Capital Income Plus Corporation C/O UMB Fund Services, Inc. 235 W Galena Street Milwaukee, WI 53212	Monroe Capital Income Plus Corporation PO Box 2175 Milwaukee, WI 53212

Telephone:	855-700-7970

 *IMPORTANT: this email will not reply to responses, for inquiries related to your Tender Offer please use the phone number above. All emails sent to the automated inbox are auto encrypted; any documents sent with additional encryption or password protected will not be received. Send one email per tender, supporting documentation may be sent as an additional attachment.

YOU ARE RESPONSIBLE FOR CONFIRMING THAT THIS NOTICE OF WITHDRAWAL IS RECEIVED BY MONROE CAPITAL INCOME PLUS CORPORATION AT THE ADDRESS ABOVE.

NOTICE OF WITHDRAWAL

PURSUANT TO THE OFFER TO PURCHASE DATED
February 28, 2025

LADIES AND GENTLEMEN,

The undersigned Shareholder of Monroe Capital Income Plus Corporation (the “Company”) hereby withdraws the tender of his, her, or its Shares of the Company, which the Shareholder submitted by a Letter of Transmittal dated                        , 2025. This tender was in the amount of:                    Shares.

The undersigned recognizes that upon the timely receipt of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered will not be purchased by the Company.

IMPORTANT:    The signature of the Shareholder(s) or person(s) authorized to sign on behalf of the Shareholder(s) (an “Authorized Person”) should be exactly as it appeared in the Subscription Agreement. Attach additional copies as necessary.

Signature of Shareholder(s) or Authorized Person(s):

Name of Signatory (Please print):

Title of Authorized Person (Please print):

Signature of Shareholder(s) or Authorized Person(s):

Name of Signatory (Please print):

Title of Authorized Person (Please print):

Signature of Shareholder(s) or Authorized Person(s):

Name of Signatory (Please print):

Title of Authorized Person (Please print):

Signature of Shareholder(s) or Authorized Person(s):

Name of Signatory (Please print):

Title of Authorized Person (Please print):

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